EXHIBIT 99.1

Alpha and Omega Semiconductor Announces Resignation of Its Chief Financial Officer and Appointment of Interim Chief Financial Officer

SUNNYVALE, Calif., Oct. 7, 2013 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS" or the "Company") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors and power ICs, today reported that Mary L. Dotz, its Chief Financial Officer, has announced her resignation in order to pursue other interests. The resignation will be effective on November 11, 2013, and Ms. Dotz will remain as the Chief Financial Officer until such time.

The Board of Directors of the Company (the "Board") has appointed Yifan Liang, the Chief Accounting Officer of the Company, to serve as the Interim Chief Financial Officer, effective November 11, 2013. The Board will commence a search for a permanent Chief Financial Officer for the Company.

"We are pleased that Yifan has agreed to step in and assume the responsibility of the Interim Chief Financial Officer. Yifan has been an integral part of AOS' Accounting and Finance operations since joining AOS as Corporate Controller in 2004. His intimate knowledge of the company and extensive experiences in accounting and financial matters will ensure a smooth transition during this time," said Dr. Mike Chang, the Chairman and Chief Executive Officer.

Yifan has been serving as our Chief Accounting Officer since October 2006, and also as our Assistant Corporate Secretary since November 2009.  Prior to joining us, Yifan worked with PricewaterhouseCoopers LLP, or PwC, from 1995 to 2004 in various positions, including Audit Manager in PwC's San Jose office. Yifan received his B.S. in management information system from the People's University of China and M.A. in finance and accounting from the University of Alabama.

"On behalf of the entire Company and our Board of Directors, we thank Mary for her valuable counsel and leadership over a period of almost two years. She built a strong finance team, helped lead our company through challenging market conditions and played an important role in implementing our business strategies. We wish her the best in the next phase of her career," continued Dr. Chang.

"The decision to leave AOS was a difficult one for me," said Ms. Dotz. "The progress we made since I joined the Company has been rewarding and I look forward to hearing more about the success of AOS in the future," concluded Ms. Dotz.

About AOS

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smartphones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment. For more information, please visit http://www.aosmd.com/. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, the search for a permanent Chief Financial Officer. Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed by AOS. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

CONTACT: Investor Relations
         So-Yeon Jeong
         investors@aosmd.com